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                                                                      EXHIBIT 11

                           AER ENERGY RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)


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
                                                                                                PERIOD FROM
                                                                                               JULY 17, 1989
                                                                                                  (DATE OF
                             THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,         INCEPTION) TO
                          ------------------------------    -------------------------------       JUNE 30,
                                1997             1996             1997             1996             1997
                          -------------    -------------    -------------    -------------     -------------
Weighted average Common
 Stock outstanding  . . .    24,566,898       23,153,314       24,445,575       21,232,044       12,043,584

Common Stock issued and
 stock options granted in
 accordance with SAB
 No. 83   . . . . . . . .            --               --               --               --        1,379,377
                          -------------    -------------    -------------    -------------    -------------
Total . . . . . . . . . .    24,566,898       23,153,314       24,445,575       21,232,044       13,422,961
                          =============    =============    =============    =============    =============
Net loss  . . . . . . . . $  (2,204,248)   $  (1,954,155)   $  (4,209,502)   $  (3,705,258)   $ (49,902,581)
                          =============    =============    =============    =============    =============
Per share amount  . . . . $       (0.09)   $       (0.08)   $       (0.17)   $       (0.17)   $       (3.72)
                          =============    =============    =============    =============    =============
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